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                                                                      Exhibit 21



                        SUBSIDIARIES OF THE REGISTRANT

             NAME OF SUBSIDIARY            JURISDICTION OF INCORPORATION
             ------------------            -----------------------------

          Alabama Tissue Center, Inc.               Alabama

           Georgia Tissue Bank, Inc.                Georgia

        Biological Recovery Group, Inc.             Delaware

              RTI Devices, Inc.                     Delaware